U.S. Order Form	FIC LR # 29097
Order Form Number: 0629097	Page 1

LiquidCredit®  Service: decision engine for Small Business
Order Form

This Order Form, effective as of May 15, 2004 (“Effective Date”), is made and entered pursuant to Hosted Services Agreement (Version 1.5) (collectively “Agreement”) dated as of May 15, 2004, between Fair Isaac Corporation(“FIC”) and Federated Investors Insurance Company (“Client”).

1

1.1
Product Description. The FIC product known as LiquidCredit Service: decision engine for Small Business software (the “Service”) is accessed via FIC’s secure Internet web service. Client enters applications which may be submitted from the Client’s web site browser, application screen or FIC’s optional SBSS Interface. The Service features functionality that validates an application for completeness, obtains a credit bureau report(s) and/or business bureau report(s), scores the application through an embedded Model and returns a score available bureau data, and if such functionality is used - product matches, if any, through the Service’s application program interface (“API”).

1.2	Definitions. In addition to terms defined in the Agreement, the following terms will have the meanings set forth below. Other terms may be defined in context within this Order Form:

“API” means the application program interface for the FIC Product which allows Client’s application programs to communicate with the FIC Product’s operating system.

“Documentation” means one set of the “LiquidCredit API Guide” and the “Getting Started Guide,” delivered electronically by FIC to Client.

“FIC Product” means for the purposes of this Order Form, the computer software program, whether in source or object code, and the FIC Product API, as described above.

“Model” means a mathematical expression (algorithm, formula), or a system of mathematical expressions, that describe(s) a relationship between predictive or descriptive variables and an outcome of interest. A Model consists of a table of characteristics divided into exclusive responses each of which has a numerical value and sums up to a score. Models include all documentation and any reports or other documentation as described in this Order Form.

“Passwords” means digital security certificates or other such security measures implemented to ensure security and privacy of Client’s data. For the purposes of this Agreement, Passwords shall be deemed Confidential Information.

“Territory” means the United States.

“Work Product” means any report, custom code, custom documentation, numeric score, generated by an FIC product, or other deliverable developed for Client and provided by FIC under any Order Form, including any updates and modifications thereof.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 2

2.0	PRICING:

2.1	Service Fees

Product/Service	Item #	Initial Term	Quantity	Price	Total
Liquid Credit Service Fees
Monthly Minimum Fee	065-DSAM-82	5 years	Year 1 1st6thmonth: 15apps/month	Year 1 1st6thmonth: $324/month	Year 1 $6,480

			7th12thmonth: 35 apps/month	7th12thmonth: $756/month

			Years 2-5 35 apps/month	Years 2-5 $756/month	Years 2-5 $9,072

Monthly Usage Fee	065-DSUG-82	5 years	N/A	See Chart 1	As Incurred

App Rescore Fee	065-DSAR-82	5 years	N/A	See Chart 1	As Incurred

Mandatory Implementation Fee (one time fee)	065-IMPL-82	N/A	N/A	$15,000	$7,500 (approved discount)

Mandatory SBSS Fundamentals Web-Based Training (services are described in Statement of Work attached in Exhibit 3)	065-TRWB-06	N/A	N/A	3 day -2 hours per day Group Placewant Training (2-3 users per PC) for $1,000/PC	$1,000)

☒ Optional SBSS 6.0 Upgrade Service	065-DSUG-82	5 years	N/A	See Section 2.8	As Incurred

☐ Optional SBSS Interface	065-BIRG-00	5 years	N/A	See Section 2.9	As Incurred
TOTAL (U.S. dollars) to be invoiced upon execution					Yr 1= $14,980

2.2	Invoicing:

•	Except as stated, 100% of the Monthly Minimum Fee for the first year and all other fees will be invoiced upon full execution of this Order Form.
•	Monthly Minimum Fee for Subsequent Years. 100% of the Monthly Minimum Fee for subsequent years will be invoiced at the beginning of the applicable anniversary of the Commencement Date.
•	App Rescore Fee. The App Rescore Fee will be invoiced on a monthly basis, as incurred in addition to the Monthly Minimum Fee.
•	SBSS 6.0 Upgrade Fee (optional). The SBSS 6.0 Upgrade Fee will be invoiced on a monthly basis, as incurred, in addition to the greater of the Monthly Minimum Fee or Monthly Usage Fee.
•	SBSS Interface Fee (optional). The SBSS Interface Fee will be invoiced on a monthly basis, as incurred, in addition to the greater of the Monthly Minimum Fee or Monthly Usage Fee.
•	If the Monthly Usage Fee is greater than the Monthly Minimum Fee for any given month, the difference will be invoiced monthly after the Commencement Date.
2.3 Liquid Credit Service fees include:
•	Client Support per Service Level Agreement attached hereto as Exhibit 1.
•	One time allotment of up to 10 digital security certificates.
•	One set of user Documentation, delivered electronically.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 3

2.4	The implementation fee includes: The following services during Regular Business Hours (as defined in Exhibit B):

•
60 hours of implementation support commencing after the full execution of this Order Form and the assignment of an implementation manager to assist Client’s development team in creating an interface to the Service, to address technical questions and to explain testing, as more fully set forth in Section 3.6 (Implementation).

Chart 1: Monthly Usage Fees

Tier Level	Monthly Application Volume		Standard Application Fee	Rescore Fee (30% of Standard Application Fee)
	Min	Max
1	0	85	$ 21.60	$6.48
2	86	340	$ 14.85	$4.46
3	341	850	$ 11.00	$ 3.30
4	851	3,400	$ 5.50	$ 1.65
5	3,401	6,500	$ 2.20	$ 0.66
6	6,501 +		$ 1.10	$ 0.33

2.5
Minimum Application Volume. A minimum application volume as follows shall apply: Months 1-6 of Year 1 = 15 applications per month, Months 7-12 of Year 1 = 35 applications per month, Years 2-5 = 35 applications per month. Application volume shall reset to zero each month.

•
Application usage fees are based on a marginalized pricing structure. Client must purchase all applications at each of the prior tier’s pricing before moving onto the next tier’s pricing. For example: Standard application fee for 341 total applications = [85 applications x $21.60 (tier 1) = $1,836] + [255 applications x $14.85 (tier 2) = $3,786.75] + [1 applications x $11.00 (tier 3) = $11] =$5,633,75.

2.6
Definitionof Billable Application. A billable “Application” is any successful XML submission to the Service. A successful XML submission is one that has been deemed 000 (successful, no warnings) or  001 (successful, warnings) as described in the FIC LiquidCredit API Guide. The Service counts the number of successful Applications submitted to the Service. Client acknowledges that applications submitted multiple times to the Service, and multiple elements of applications generating warnings under the Service, may be counted as multiple billable Applications depending on the API call used. The Application Fee will be charged for each Application unless the Rescore (as defined below) API is used for submissions to the Service subsequent to the initial submission.

2.7
Rescore Fee. If Client rescores an Application, the Rescore Fee is 30% of the Application Fee of the highest level volume tier reached each month, in addition to the Usage Fee. For example: 341 applications/month with 100 rescored applications = $5,633.75 [see calculation above for 341 applications] + [100 applications x $3.30 (tier 3) = $330] = $5,963.75.

•
Definition of Rescore. A “Rescore” Application is an Application that is resubmitted within thirty (30) days of its initial submission through the Service for reprocessing by the Service using the designated Rescore API call into the Service in accordance with the user documentation. A Rescore Application will be subject to the Rescore Fee set forth in Chart 1 above. Previously submitted Applications that are resubmitted after the thirty (30) day window are not considered “Restore” Applications and will be priced at the Standard Application Fee set forth in Chart 1 above. A successful “Rescore Application is deemed 000 (successful, no warnings) or 001 (successful, warnings) as described in the FIC LiquidCredit API Guide.

•
Rescore Functionality Availability. Client may utilize the Rescore functionality and will be charged the reduced Rescore Fees only if Client or its Implementer/Alliance Partner programs to the Service’s Rescore API. If Client or its Implementer-Alliance Partner does not implement the Rescore API, all Applications will be charged the Standard Application Fee.

2.8
SBSS 6.0 Upgrade Fee (optional). If Client chooses to use the SBSS 6.0 Upgrade service in conjunction with the SBSS 6.0 models, the SBSS Upgrade Fee is 25% of the greater of the Monthly Minimum Fee or the Monthly Usage Fee.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 4

•
Definition of SBSS 6.0 Upgrade Service. The SBSS 6.0 Upgrade service is an optional service. By signing up for the SBSS 6.0 Upgrade service, a Client is given permission access through the Service. The SBSS 6.0 Upgrade service includes the ability to access both the SBSS 6.0 Startup Models (and scores) and the SBSS 6.0 Credit Offer Index.

•
Definition of SBSS 6.0 Startup Models. The SBSS 6.0 Startup Models produce a SBSS Startup score. A SBSS 6.0 Startup score is an SBSS score specifically focused on assessing the propensity to repay risk of start up small businesses. As part of the API call to the Service, Client identifies which version of SBSS models to use, and if SBSS 6.0 is selected, whether the standard SBSS 6.0 score of an SBSS 6.0 Startup score is to be used.

•
Definition of SBSS 6.0 Credit Offer Index. The SBSS 6.0 Credit Offer Index is a benchmark measure to help evaluate the capacity risk of a small business applying for a term loan, line of credit, or commercial card. The SBSS 6.0 Credit Offer Index uses the SBSS 6.0 score in conjunction with various data elements from the application, financial, consumer bureau and business bureau reports, compares those results to small businesses of similar profile, and then a percentile ranking and a median loan amount are generated by the Service and returned as part of the API output. A SBSS 6. Credit Offer Index is generated only if an SBSS 6.0 score is generated.

2.9	SBSS Interface (optional). If Client chooses to use SBSS Interface in conjunction with the Service, the SBSS

Interface Fee is 20% of the greater of the Monthly Minimum Fee or the Monthly Usage Fee.

•
Definition of SBSS Interface. The SBSS Interface is a web based application that Client users log into and use to input small business applications. The SBSS Interface has the ability to request from the Service a look up of a business’ DUNS number or Experian Business number and credit bureau data and to submit applications to and receive results from the Service. Among other data, successful Applications receive an SBSS score and reason codes, which are displayed by the SBSS Interface.

•	Rescore functionality is not available with this option.

2.10	Estimated Monthly Volume Usage:

•	Approximate number of applications per month for initial term.

        _______________ Minimum      _______________ Maximum                  150                Average

•	Name of Alliance Partner or Integrator, if any:_________________________

3.	OTHER:

3.1
Service Term. The term for the Service commences upon the date Client is granted access to the Service (“Commencement Date”) which shall be the earlier of: (a) the date Client is provided production mode access to the Service; or (b) 60 days after this Order Form is signed by the parties and shall continue for the term in Section 2 (Pricing) of the Order Form, unless earlier terminated as provided below. The term renews automatically for consecutive one (1) year terms unless either party gives the other party 60 days’ written notice prior to the end of the current term of its intent not to renew. Renewal fees are subject to change upon 60 days’ written notice prior to the end of the current term and will be invoiced in advance. Access to the Service and passwords (if applicable) is contingent upon payment of all applicable renewal lees.

3.2
Grant of Licenses. Subject to the terms and conditions of this Agreement, upon the Commencement Date, FIC hereby grants to Client, effective during the Term, a non-exclusive, non-transferable, limited license to access, use, perform and display the Service, the Work Product and the Documentation, only within the Territory for the purpose of submitting an application for a score, or for such other information which may be returned by the Service, or for such other purposes contemplated under this Agreement. Client may only use the Service to analyze data associated with accounts that Client owns and controls or with applications for accounts to be owned and controlled by Client and not in a service bureau environment on behalf of any third party.

3.3
License Restrictions. Except as expressly stated herein, Client warrants that Client and its employees, representatives, contractors, and/or agents: (i) shall not in any way use the FIC Product, Work Product or Documentation other than within the scope of the licenses granted by FIC, (ii) shall not in any way alter, change, modify, adapt, translate, or make derivative works of the FIC Product, Work Product and/or Documentation; (iii) shall not with respect to the FIC Product actually or attempt to reverse engineer, decompile, disassemble, or reduce any object code to human perceivable form or permit others to do so; provided that if, required by applicable law, upon Client’s prior written request, FIC shall, for a nominal administrative charge, provide information required for Client to achieve interoperability between the FIC Product and other software of Client; (iv) shall not sublicense or operate any FIC Product or Work Product for timesharing, rental, outsourcing, or service bureau operations, or to train persons other than permitted users; (v) shall not disclose (other than within Client’s organization for Client’s own internal business purposes) or publish performance benchmark results for any FIC Product and/or Work Product without FIC’s prior written consent; or (vi) shall not use any provided third party software except solely in conjunction with the permitted use of the FIC Product.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 5

3.4
Volume Tier Pricing. Subject to any minimum fees owed, if applicable, Client shall pay for the actual volume used and will be invoiced for the difference between the actual volume and any minimum fees. FIC shall have the right upon reasonable notice and during Client’s normal business hours to inspect Client’s facilities to ascertain compliance with the terms of this Agreement.

3.5	Payment Terms. Unless otherwise provided in this Order Form, the payment terms for this, Order Form can be found in Section 2 of the Hosted Services Agreement.

3.6
Implementation. FIC will provide Client with the following implementation services. FIC will provide Client with documentation detailing the tasks Client must complete prior to initiating the Service. Client shall appoint a primary service liaison for the duration of the Service. Client may change its liaison by giving FIC written notice of the change. If mandatory training is required, Client must participate in such training prior to accessing the Service. Once Client has completed the items required for initiation, Client shall coordinate with FIC to test the connection to the Service and the credit reporting agency(ies). Once testing is completed, FIC will issue a “Notice of Implementation Completion” and Client will be granted production mode access.

3.7
Digital Security Certificates. Client will receive an allotment of 10 digital security certificates (“Passwords”). Passwords must be renewed each year. If more than 10 Passwords are required, Client may order Passwords for an additional fee. Client is solely responsible for the security and proper use of its Password(s), and must take all steps necessary to ensure that the Password(s) are kept secure, confidential, used properly and not disclosed to unauthorized persons. Client shall immediately notify FIC if there is any reason to believe that the Password(s) have become known to unauthorized users.

3.8
Client Responsibilities. Client is solely responsible for contracting with the appropriate consumer reporting agency(ies) and business bureau(s) for purchase and delivery of consumer credit bureau, and/or business bureau reports and of FIC scores. FIC shall have no obligation to Client in the event that any of the consumer reporting agencies or business bureaus cease offering consumer credit or business bureau reports or FIC scores. FIC does not guarantee the accuracy or completeness of the credit bureau or business bureau records which are scored using the Service. If a consumer credit bureau score or other consumer reporting agency data is included in the decision engine service, Client certifies that it has a permissible purpose as required by the federal Fair Credit Reporting Act (“FCRA”), and any consent required under state law, for obtaining the consumer reports, and that all use of same shall be in strict accordance with said laws. The factors that are provided by FIC as significantly contributing to the credit risk score may be disclosed to consumers as the reasons for taking adverse action, as required by the Equal Credit Opportunity Act (“ECOA’’) and Regulation B (“Reg. B”). However, the score itself is proprietary, and may not be disclosed or used as the reason for adverse action under Reg. B. Client agrees that all score and Model information it receives will be held in confidence except to the extent that disclosure to others is required by law.

3.9
Client Obligations for the SBSS Interface. If Client purchases the SBSS Interface, in order to ensure successful implementation of Client’s credit criteria into the Service, Client must complete the following tasks within twenty (20) calendar days of execution of this Order Form:

•	Provide member number(s) and password(s) for credit bureau(s) and other third-party data provider(s).

•	If Client is using the Credit Policy Setup then Client must provide complete credit Policy setup criteria to facilitate automation within the Service.

In the event that Client does not complete the above tasks within the prescribed time frames and such failure results in a delay of the completion of the SBSS Interface installation, FIC shall be entitled, in its sole discretion, to commence billing of and Client shall pay the Monthly Minimum Fees set forth in Section 2 above.

3.10
Additional Responsibilities. Client further agrees: (a) to purchase and maintain current its own Internet access to the Service; and (b) to be responsible for the installation, operation, security and maintenance of any computer network and digital security certificates and passwords (if issued) used by Client to access or perform, as applicable, the Service; and (c) to provide FIC with prompt notification of any problems regarding the Service. Client is responsible for any damage caused by a  security breach through Client’s failure to maintain commercially acceptable security measures and Client indemnifies and holds FIC harmless from any compromise of Client’s security in this event.

3.11	Support and Maintenance. FIC will provide Support for the Service in accordance with Exhibit 1

3.12	Performance Data. Client shall provide performance data to FIC upon FIC’s written request for the purposes allowed under the Agreement.

3.13
Data Confidentiality. In addition to the obligations imposed upon FIC with respect to confidential information under the Agreement and any Confidentiality Agreement, FIC agrees that any usage of Client’s customer record data shall be limited to the production of products and services for Client’s own proprietary use or for general product research and development, and that, except for production of products and services for Client’s own proprietary use, in no case will any use be made or cognizance be taken of the identity of individuals or institutions whose records are utilized. Client may elect to transmit any such records to FIC with the identification fields deleted so long as a match key exists on all data files provided to  FIC.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 6

3.14
Use of Client Data. FIC shall not use or disclose Client’s consumer “nonpublic personal information” (“NPI”) as that term is defined in the Gramm-Leach-Bliley Act (“GLBA”) except to perform the services and to conduct the activities authorized in the Agreement. In order to facilitate Client’s compliance with the GLBA, FIC shall adhere to the standards set forth in Exhibit 2 with regards to any Client’s customer NPI in FIC’s possession.

3.15
Model Warranty. FIC warrants that it owns or otherwise possesses all rights and interests: in the Model(s) necessary to enter into this Order Form. FIC will not include in any credit risk Model(s) any characteristic, including “Age”, which is a “prohibited basis” as the term is now defined in the Equal Credit Opportunity Act (“ECOA”), 15 USC 1691 et seq. or Regulation B (“Reg. B”) thereunder. For Model(s) developed solely from FIC’s pool of creditor data to meet the current definition of an “empirically derived, demonstrably and statistically sound credit scoring system” as defined and where required by Reg. B, Client must comply with the requirements of 12 C.F.R. §202.2 (p)(2) including validation of the Model(s) on Client’s records. FIC shall have no liability or responsibility for hardware, Model(s), or services provided by others.

3.16
Use of Trademark or Logo. Client agrees to conspicuously place the logo of LiquidCredit and FIC prominently on the end user credit application form web page and the end user product match web page with the identifier “Fueled by LiquidCredit®,” as provided by FIC. Other than as provided in this paragraph, Client shall not use FIC’s name, logo or trademark without FIC’s prior written consent. FIC shall not use Client’s name, logo or trademark without Client’s prior written consent.

3.17
Internet Operating Policy. Client agrees it shall abide by FIC’s Internet Operating Policy, as amended from time to time, as set forth in its entirety in this Section. Client agrees not to: (a) post or transmit any message or data anonymously or under a false name; (b) post or transmit any message which is libeleouis or defamatory; (c) post or transmit any message, data, image or program which is illegal, indecent, obscene or pornographic; (d) post or transmit any message, data, image or program that would violate the intellectual property rights of others; or (e) interfere with the use of the Internet for other FIC clients or other users. Client hereby indemnifies and holds FIC harmless and agrees to defend FIC against any cost, claim or liability which may arise from Client’s failure to abide by FIC’s Internet Operating Policy.

3.18
FIC Materials. The Service, including but not limited to, techniques, computer languages, computer programs, information of any type stored in computer usable form, Model(s) (including Model characteristics, splits, attributes breakouts, characteristic definitions and scorecard weights) specifications the Application Program Interface (“API”), operating instructions, user documentation; and, all proprietary information provided by FIC about its pricing, systems and business plans shall be and remain the property of FIC.

4. CONTACT INFORMATION:

	For Client	Client’s Billing (if different)	For FIC
Name/Title:	Tom O’Leany - VP	Wade ESTEP - CFO	Contracts Administration
Company:	FIIC	FIIC	Fair Isaac Corporation
Address:	1585 Bethel RD.	Same	3661 Valley Centre Drive

City/State:	COLUMBUS, OH	Same	San Diego, CA
Zip/County:	43220 Franklin		92130
Country:	USA	Same	USA
Phone:	614-451-5030	Same	858-369-8000
Fax:	614-451-5032	Same	858-523-4450
Email:	tomoleary@fiic.net	wadeestep@fiic.net

All notices must be in writing to the parties above and are effective upon receipt.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 7

Client agrees to be bound by this Order Form and the following FIC agreement (check one):

 ☒ Hosted Services Agreement, Version 1.5

A copy of which has already been provided and is hereby incorporated by reference.

This Order Form is effective as of the last date signed by both parties.

Unless Client signs this Order Form by March 20, 2006 , prices and terms are subject to change.

Client:		Fair Isaac Corporation:
Signature:		Signature:
Name:	Thomas M. OLeany	Name:	Daniel S. Chelew
Title:	VP Underwriting	Title:	Vice President Financial Planning & Analysis
Date:	10 May 2006	Date:	May 15, 2006

Fair Isaac and LiquidCredit are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

FIC Use Only		Form : 06-Jan-06
Short Name:	Client #:	Acct. Exec.: F Strub
OE Order#:	System #:	Royal Blue #:
Sales Approval: MJB	Notes: 5 yr. term (see pricing chart. for terms). SBSS6.0 Upgrade. Disc. Impl. Fee of $7,500. Avg. monthly volume 150/apps. /cyo

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 8

EXHIBIT 1

FAIR ISAAC SERVICE LEVEL AGREEMENT

CLIENT NAME: FEDERATED INVESTORS INSURANCE COMPANY

SERVICE AGREEMENT: LiquidCredit® Service: decision engine for Small Business Order Form

INTRODUCTION: This Fair Isaac service level agreement (“SLA”) consists of the general terms and conditions set forth below, together with Attachment 1 (Definitions) and Attachment 2 (Service Level Standards for the specific FIC Service) and Attachment 3 (Backup/Retention Policy). This SLA is a part of and is subject to the terms of the Service Agreement referenced above. This SLA, together with the applicable terms of the Service Agreement, constitutes the entire agreement of the parties with respect to the subject matter of this SLA and supersedes any prior oral or written proposals, representations, promises, or agreements. Notwithstanding anything to the contrary set forth in the Service Agreement, in case of a conflict between the terms of the Service Agreement and the terms of this SLA, the terms of this SLA will control.

GENERAL TERMS AND CONDITIONS

1.
SLA TERM. This SLA takes effect upon the Commencement Date, and will continue in effect for the Service Term specified in the Service Agreement. Upon any renewal of the Service Term, this SLA will continue in effect unless the parties otherwise agree in writing.

2.
DEFINITIONS. Definitions of terms in the Service Agreement are applicable to this SLA In addition, the definitions contained in Attachments 1, 2, and 3 apply to this SLA only. In the case of conflicting definitions, the definitions contained in this SLA will control with respect to the interpretation of this SLA.

3.	GENERAL

3.1.
Service Requirements. FIC shall use commercially reasonable efforts to comply with the obligations set forth in these general terms and conditions, as well as the requirements set forth in Attachment 2 that are specific to the Service. Performance by FIC is contingent upon Client’s Cooperation, and FIC is not responsible for delays or other problems caused by Client’s failure to meet its obligations or by any Outside Factors.

3.2.
Temporary Suspension. FIC may temporarily suspend the Service for necessary repairs. However, FIC will endeavor to provide Client with as much prior notice as possible under the circumstances, and FIC shall restore Availability of the Service as soon as commercially practicable.

4.	SUPPORT

4.1.
Support Generally. FIC is committed to providing its clients with quality support and access to knowledgeable personnel. Most questions and issues related to the Service will be addressed during FIC’s Product Support Hours, which may differ from Standard Service Availability Hours. See Attachment 2 for Product Support Hours and Standard Service Availability Hours.

4.2.
Errors. FIC shall use commercially reasonable efforts to resolve Errors in a manner consistent with the requirements of this SLA. If at any point FIC determines that a problem reported by Client is not the result of an Error, FIC will promptly report that determination to Client. Resolution of problems caused by Outside Factors or not the result of Errors is not covered under FIC’s Support obligations, and FIC reserves the right to charge for services performed to diagnose or repair problems not covered under FIC’s Support obligations.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 9

4.3.
Severity Levels and Response Times. Upon Client’s report of a problem with the Service, an FIC representative will acknowledge such report by issuing a confirmation to Client, either by phone or email, and FIC will assign a Severity Level to the problem based on the type of issue reported, according to the following schedule:

Severity Level	Description of Problem	FIC Target Response Times
Severity 1
A critical problem that involves fundamental functionality or Availability of the Service, that precludes productive use of the Service, and that is having, or is likely to have, an immediate and material impact on a critical business activity of Client.

FIC will respond within 2 hours of receipt of Client’s report of the issue.
FIC will begin working on a solution or workaround to any Error causing the problem within 2 hours from Client’s initial report if received during Product Support Hours, or within 4 hours of Client’s initial report if received outside Product Support Hours.

Severity 2
A significant problem that involves functionality of the Service, but that does not preclude productive use of the Service and is not having and is not likely to have an immediate and material impact on a critical business activity of Client.

FIC will respond no later than the end of the Business Day following Client’s initial report (or the same Business Day if the report is made before 11:00 a.m., Central time or London time, as applicable).

FIC will begin working on a solution or workaround to any Error causing the problem no later than the end of the Business Day following Client’s initial report.

Severity 3	An inconvenient problem with the Service that does not affect functionality or preclude productive use of the Service.	FIC will respond with problem definition and a proposed action plan to resolve any Error causing the problem within five Business Days from Client’s initial report.

Severity 4	General questions related to the use of the Service, a “how to” question; an error that is minor or cosmetic in nature; or a request to be considered for future enhancements.	FIC will respond as appropriate. FIC will generally log and acknowledge Severity 4 requests by the end of the next Business Day.

4.4.
Client’s Obligations Relating to Support Requests. In order to ensure that FIC is able to meet the response times set forth above and provide Support in the most efficient manner, Client agrees, in addition to providing all relevant information necessary for FIC to respond to a Support request and Client’s general Cooperation: (a) to designate primary and secondary liaisons who have been trained on the Service and to provide FIC with all necessary after-hours contact information for such individuals; (b) that all Support requests will be centralized through the primary and secondary liaisons; (c) to submit Support requests to FIC’s designated contact; (d) to comply with FIC’s reasonable guidelines for submitting Support requests; (e) to use reasonable commercial efforts to diagnose and resolve problems in the operation of the Client’s interface to the Service prior to contacting FIC for Support; (f) to use reasonable efforts to confirm that reported problems are due to a malfunction of the Service; (g) to use all reasonable efforts to consult FIC-supplied documentation before submitting questions about the Service to FIC; and (h) to work with FIC to return Support requests to reasonable levels if FIC deems that Client’s Support requests exceed reasonable or typical levels for the Service. Client must notify FIC of any problems with the Service in a timely manner (depending on the circumstances, but in no event later than 30 days after becoming aware of an issue with the Service).

4.5.
Updates; Releases. As a part of Support, FIC will make available to Client all updates and releases to the Service and the Application that it generally makes available to its Clients. Optional, separately-priced Service features which may be made available with new updates and releases of the Service are not included in Support unless otherwise agreed in writing. Client shall comply with any published update/release schedules. If Client fails to adhere to the update/release schedule, such failure may cause FIC to be unable to meet the Service levels defined in this SLA.

4.6.
Technology Compatibility. Client shall cooperate with FIC to ensure that technology compatibility is maintained between the Application and Client’s systems. Client must provide FIC with at least 60 days’ written notice of any changes to Client’s systems that could affect such compatibility. Client must provide FIC with at least 30 days’ written notice of all standard technology release upgrades, and Client shall endeavor to ensure that such upgrades happen no more frequently than once per calendar year.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 10

5.
EXCLUSIONS; ADDITIONAL SERVICES. If Client requests services that are outside the scope of FIC’s Support obligations under this SLA, FIC may provide such services at its discretion and subject to availability of resources, and Client shall pay for such services on a time-and-expenses basis at FIC’s then-current rates: The following are outside the scope of FIC’s Support obligations unless specifically agreed otherwise in writing:

(a)	Requests for Support outside of Product Support Hours for reasons other than Severity l issues.

(b)
Support which becomes necessary due to failure of computer hardware, equipment or programs not provided by FIC; negligence of Client or any third party; error by Client in operation of the Service; improper modification or use of hardware or software by Client; or any problem or loss not solely attributable to the Application.

(c)	Maintenance and support of hardware, software programs, or data connections owned, operated, or developed by the Client that interface with the Service.

(d)	Development, customization, coding, installation, integration, consulting, and training.

(e)	Optional, separately-priced Service features which may, from time to time, be made available with new updates/releases of the Service.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 11

ATTACHMENT 1 TO
FAIR ISAAC SERVICE LEVEL AGREEMENT
STANDARD DEFINITIONS

“Application” means the combination of computer hardware, computer software programs, and data transmission facilities under the control of FIC that FIC uses to provide the Service to Client.

“Available” or “Availability” means that the Application is performing substantially in accordance with the applicable user guide or other documentation.

“Business Day” means a day, Monday through Friday, excluding FIC holidays. FIC will provide Client a listing of FIC holidays upon Client’s request, which holidays are subject to change by FIC from time to time.

“Commencement Date” means the date on which FIC first notifies Client in writing that the Service is Available for commercial use.

“Cooperation” means Client’s timely provision of assistance and access to necessary personnel and suitably configured Client systems; Client’s timely submission of complete and accurate data in an agreed-upon format; and Client’s timely furnishing of complete and accurate information and responses to FIC requests.

“Disaster Recovery Plan” means the steps FIC would take to restore the Service if a site catastrophe or other Force Majeure Event prevents FIC from delivering the Service.

“Errors” means verified, reproducible, material malfunctions of the Application or any related FIC-supplied software that prevent the Service from performing as described in the Service Agreement or the applicable user guide or other documentation.

“Force Majeure Event” means a cause or causes beyond FIC’s control. Without limiting the generality of the foregoing, such causes include natural disasters, fires, riots, strikes, blackouts, terrorism, wars or war operations, restraints of government, general failures of communications systems or the Internet, and other causes which could not, with reasonable diligence, have been controlled or prevented by FIC.

“Input File” means a file provided to FIC by Client or Client’s vendor that is to be leaded or processed by FIC as a part of the Service.

“Outside Factors” means (i) action or inaction of Client or a third party, (ii) a problem with Client’s equipment or environment and/or any third party equipment or environment, (iii) any delay in obtaining access to external databases or third-party services; or (iv) a Force Majeure Event.

“Point of Demarcation” means that point at which operational control or ownership of communications facilities changes from one organizational entity to another.

“Product Support Hours” are the hours during which FIC’s support teams will be available to provide, routine Support. See Attachment 2 for specific Product Support Hours applicable to the Service.

“Scheduled Downtime” means time designated by FIC in advance when the Service will be unavailable. Scheduled Downtime is normally used to allow FIC to properly maintain and/or update the Application or to maintain the performance of the Service. See Attachment 2 for Scheduled Downtime applicable to the Service.

“Service” means the service(s) provided by FIC to Client pursuant to the Service Agreement.

“Service Term” means the term of the Service specified in the Service Agreement, including any extensions or renewals thereof.

“Standard Service Availability Hours” means time when the Service can be expected to be Available. See Attachment 2 for specific Standard Service Availability Hours applicable to the Service.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 12

“Support” means all work performed by FIC or its agents in connection with ensuring that the Service performs the functions described in the Service Agreement and the applicable user guide or other documentation.

“Transaction” means a mutually agreed upon transfer of data provided to FIC by Client or Client’s vendor that is to be loaded or processed by FIC as a part of the Service.

“Unscheduled Downtime” means any time during Standard Service Availability Hours when the Service is not Available, other than Scheduled Downtime and downtime caused by Outside Factors.

Note that this is a general list of definitions and that not all definitions will be used in any given SLA. Any definition not actually used is not to be considered a part of this SLA.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 13

ATTACHMENT 2 TO
FAIR ISAAC SERVICE LEVEL AGREEMENT
SERVICE LEVEL STANDARDS FOR THE
FAIR ISAAC LIQUIDCREDIT® SERVICE: DECISION ENGINE FOR SMALL BUSINESS

Client Name:	Federated Investors Insurance Company
Service Agreement:	LiquidCredit® Service: decision engine for Small Business Order Form

1. GENERAL

1.1 Access to the Service. FIC maintains access to the Service for Client’s use when Client’s interface to the Application follows the FIC required API.

1.2 Data Expectations. Service level objectives set forth in this SLA are based upon a normal volume of data that complies with FIC’s operating expectations. Abnormal volume or incorrectly formatted data may impact system performance, and FIC will not be responsible for failure to meet agreed-upon service levels if such failure results from abnormally high volumes or incorrectly formatted data.

1.3 Standard Service Availability Hours; Scheduled Downtime.

(a) Standard Service Availability Hours are every continuous everyday, but does not include Scheduled Downtime. Every Sunday, between the hours of 2:30 a.m. and 6:30 a.m. Central Time is Scheduled Downtime reserved for Application maintenance, updating, and repair without further notice to Client.

(b) Scheduled Downtime may also be scheduled by FIC as reasonably necessary for Application maintenance, updating, or repair by giving Client at least eight (8) hours’ advance notice, unless a shorter notice period is required under the circumstances. The notice must specify the date and start time of the Scheduled Downtime and the expected period during which the Application will not be Available. FIC shall use commercially reasonable efforts to minimize the effects of such Scheduled Downtime on Client’s regular business operations.

1.4 Product Support Hours.

Support services will be provided from the United States. “Product Support Hours” are 6:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday, excluding holidays observed by FIC in the United States.

1.5 Connections; Third-Party Providers. FIC shall maintain connections to the Internet and to any business partners that are necessary to the Service. Client understands that FIC’s access to third-party business partners is subject to the operating hours, network availability, and performance of each such business partner. Thus, Service Availability and problem response may be subject to the operating hours and performance of any applicable business partners.

If Client orders the optional SBSS Interface, then the following also applies:

1.6 Access to the SBSS Interface. FIC maintains access to the SBSS Interface for Client’s use when Client’s interface to the Application is operated on FIC-recommended hardware and software owned, licensed, and/or leased by Client.

1.7 Scheduled Downtime for the SBSS Interface.

(a) Every day Monday through Saturday, between the hours of 5:00 a.m. and 7:00 a.m. Eastern, and every Sunday between the hours of 5:00 a.m. and 9:00 a.m. Eastern, is Scheduled Downtime reserved for SBSS Interface maintenance, updating, and repair without further notice to Client.

(b) Scheduled Downtime may also be scheduled by FIC as reasonably necessary for SBSS Interface maintenance, updating, or repair by giving Client at least 24 hours’ advance notice, unless a shorter notice period is required under the circumstances. The notice must specify the date and start time of the Scheduled Downtime and the expected period during which the SBSS Interface will not be Available. FIC shall use commercially reasonable efforts to minimize the effects of such Scheduled Downtime on Client’s regular business operations.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 14

1.8 “Client Helpdesk Hours” means time during a Business Day between the hours of 8:00 a.m. and 8:00 p.m. Eastern Time.

1.9 “Regular Business Hours” means time during a Business Day between the hours of 8:00 a.m. and 5:00 p.m. Eastern time.

2. DISASTER RECOVERY; BACKUP

2.1 Disaster Recovery. FIC shall implement the Disaster Recovery Plan in the event of a site catastrophe or other Force Majeure Event that prevents FIC from delivering the Service, and will use commercially reasonable efforts to have the Service restored to operation as soon as practicable.

2.2 Data Backup and Retention. FIC shall back up all File Data, Database Data, and Archive Data (as defined in Attachment 3) on a daily basis using a combination of full and incremental backup procedures. In addition, FIC shall archive database logs to permit recovery to a specific point in time if necessary. Backups will be executed automatically using a predefined schedule. Backup tapes will be rotated offsite on a periodic basis to ensure availability in the event of a site catastrophe. FIC will archive and retain such tapes using predefined schedules and policies as defined in Attachment 3.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 15

ATTACHMENT 3 TO
FAIR ISAAC SERVICE LEVEL AGREEMENT
BACKUP/RETENTION POLICY
(Effective as of July 1, 2005)

1.	GOALS. Backups have two goals.

1.1. The first is to provide “last update” recovery in the event of a hardware failure.
1.2. The second is to recover to a specific point in time in the event of a software bug or user error.

2.	RETENTION. Backups will be retained according to data type. Data will be categorized as follows:

2.1. “File Data” consists of collaborative data residing on a file server and file based data.
2.2. “Database Data” consists of all data required to restore a database to a specific state.
2.3. “Archive Data” consists of user data that is often created as part of a specific project.

3.	SCHEDULES

3.1.	File Data

File Data retention will allow for recovery to any point in time in a rolling 5-week window, as well is to the point in time that the monthly full backup was completed in a rolling one-year window.

Backup Type and Timing	Retention
Yearly Full	3 Years
Monthly Full	1 year
Weekly Full	5 weeks
Daily Incremental	5 weeks

3.2. Database Data”

Database Data retention will allow for recovery to any point in time in a rolling 10-week window.

Backup Type and Timing	Retention
Monthly Full	10 weeks
Weekly Full	10 weeks
Daily incremental	10 weeks
Archived Transaction Logs	11 weeks*

* 11 week retention of archive logs will prevent full or incremental data and transaction logs from residing on the same tape cartridge, leading to better recoverability in the event of a tape failure.

3.3. Archive Data

Archive Data will be retained for 3 years, allowing for long-term potential for restoration of user data that can leverage work completed in the past and speed project time to market. These backups are ad-hoc. Client must submit a request whenever an archive is required.

Backup Type	Retention.
Archive	3 years

Note: This policy is subject to change as needed to address regulatory requirements and changed business needs and circumstances.

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 16

EXHIBIT 2
PRIVACY AND SECURITY EXHIBIT

In order to facilitate Client’s ability to demonstrate compliance with privacy regulations and information security guidelines issued by the federal financial regulators pursuant to Title V of the Gramm-Leach-Bliley Act (“GLBA”), the following will apply to the LiquidCredit Agreement under which FIC maintains, processes or has access to information about Client’s customers:

1. DEFINITIONS: The following terms, as used in this Exhibit with initial capital letters, in the singular or the plural, will have the meanings set forth below. Other terms may be defined in context within or shall have the meaning set forth in the Agreement or Order Form.

“Customer Information” means “nonpublic personal information” as such term is defined in the Privacy Requirements (as defined below) relating to an identified Customer, including, but not limited to: a Customer’s name, address, telephone number, and social security number, “Customer” means any individual who applies to a financial services institution for and/or obtains from a financial services institution a consumer purpose financial product or service. “Customer Information” shall mean any “nonpublic personal information” about “customers” and “consumers,” as those terms are defined in Title V of the Gramm-Leach-Bliley Act (“GLBA”; and the privacy regulations and information security guidelines issued by the federal financial regulators pursuant to Title V of GLBA.

“FIC” shall mean the party described above and each of its affiliates and subsidiaries who are now or hereafter may be providing any goods or services to Client. “Affiliate” or “affiliate” shall have the meaning of that defined term in the GLBA.

2. Disclosure of Customer Information. FIC hereby agrees that, except as may be reasonably necessary in the ordinary course of business to carry out the activities to be performed by FIC under the Agreement, in which case FIC will require the third party to safeguard the Customer Information with the same degree of care that FIC uses to safeguard its own confidential and proprietary information, or as may be required by law or legal process, it will not disclose any Customer Information to any third party other than affiliates of FIC or Client.

3. Use of Customer Information. FIC hereby agrees that it will not use any Customer Information other than to carry out the activities authorized and the purposes for which such Customer Information was disclosed by Client unless such other use is required by law or legal process.

4. Standard of Care. In order to ensure the security and confidentiality of all Customer Information, to protect against anticipated threats or hazards to the security or integrity of such Customer Information and to protect against unauthorized access to or use of such Customer Information, FIC shall use the same degree of care with Customer Information that FIC uses to safeguard its own confidential and proprietary information, but in no event less than a reasonable degree of care.

5. Safeguarding Customer Information. FIC shall maintain appropriate systems security, including commercially reasonable security policies and procedures that will protect Client’s Customer Information and meet the objectives of the “Interagency Guidelines Establishing Standards For Safe-guarding Customer Information.” FIC further agrees to provide Client, for purposes of its periodic review, a copy of FIC’s “Statement of Auditing Standards No. 70 on Processing of Transactions by Service Organizations” (“SAS 70”).

FIC Confidential Information

U.S. Order Form	FIC LR # _______
Order Form Number: ________	Page 17

EXHIBIT 3
Statement of Work
For
SBSS Fundamentals Web-Based Training

1.	Project Name

SBSS Fundamentals Web-Based Training

2.	Description of Services

Upon receipt of Order Form signed by a Client authorized representative, FIC will schedule and deliver the following Services:

2.1.	SBSS Fundamentals Web-Based Training

FIC will conduct a 3 day - 2 hours per day Group PlaceWare Training (2-3 users per PC) services as follows:

2.1.1.
Training covers Model Development, Better Booking Strategies and Tracking and Validation. FIC experts will walk Client through the information Client needs to know to make better origination and underwriting decisions and monitor Client’s portfolio performance. Training is designed for operations managers and their staff who use FIC’s SBSS Model Suite. Training will also cover the differences between SBSS Model Suite versions.

2.2.
Training Cancellation Notice. In order for Clients to receive the full benefit of group training, training sessions are subject to cancellation by Fair, Isaac when attendance is projected to fall below minimum attendance requirements. Fair, Isaac will provide cancellation notices no later than 2 weeks prior to the training start date. If possible, Fair, Isaac shall reschedule the training at a mutually convenient time. The minimum 2 week notice is provided to avoid travel-related cancellation fees. Training attendees will be responsible for any travel-cancellation fees incurred.

2.3.	Scheduling. Schedules are subject to trainer availability. Training classes must be taken within 1 year from the date this Order Form is signed by the parties or they will expire.

2.4.
Web-Based Training. Web-based training fees will not be refundable, but may be credited towards another training class or another designated person within 1 year from the date this Order Form is signed by the parties.

3. Fees

Fees:
Service	Product #	Hours	Billing Basis	Total
SBSS Fundamentals Training	065-TRWB-06	3 day - 2 hours per day	Fixed Fee	$1000

Travel-related expenses are not included. If travel is necessary for the performance of the services Client agrees to pay all reasonable and actual travel-related fees and expenses and any other out-of-pocket expenses associated with the provision of services. Each unpaid invoice shall bear a late charge of 1.5% per month, or the maximum rate permitted by law, whichever is less.

FIC Confidential Information

Hosted Services Agreement

1. Introduction. This Hosted Services Agreement (“HSA”) is entered into as of May 15, 2004 (the “Effective Date”), between Fair Isaac Corporation (“FIC”), and Federated Investors Insurance Company (“Client”). This HSA governs the rights and obligations of Client and FIC with respect to products and services ordered by Client from FIC under this HSA. Client may order products and services (“Services”) under this HSA pursuant to an Order Form that references and incorporates this HSA. This HSA and any Order Forms hereunder shall be referred to as the “Agreement.”

2. Invoices and Payment.

2.1 All fees and charges (other than travel and other out-of-pocket expenses) will be set forth in the applicable Order Form. Fees and charges stated in an Order Form as being due upon contract execution will be due and payable by Client 30 days after the Order Form is signed by both parties. All other fees, charges, and expenses invoiced under the Agreement will be due and payable by Client within 30 days of Client's receipt of an invoice. All amounts are payable in United States Dollars. Each unpaid invoice will be subject to a late charge of 1.5% per month, or the maximum rate permitted by law, whichever is less. In addition to all other remedies available at law or in equity, if any payment is not received by FIC within 30 days from the date it is due, FIC will have the right to terminate the pertinent product or service after giving Client written notice and 30 days to cure. Client agrees to reimburse FIC for all costs related to any proceedings to collect any past-due amounts, including without limitation all attorneys' fees and expenses. Except as otherwise provided, refunds are not available.

2.2 Taxes and Other Charges. Client will be solely responsible for, and shall pay or reimburse FIC for, all Taxes. “Taxes” means all present and future taxes, duties, import deposits, assessments, and other governmental charges (and any related penalties and interest not attributable to the fault or delay of FIC), however designated, that are now or hereafter imposed by or under any governmental authority or agency that are: (i) associated with the performance by FIC of its obligations under the Agreement; (ii) associated with the payment of any amount by Client to FIC pursuant to the Agreement; (iii) based on the license or use of any FIC Product or service; or (iv) associated with the importation of any FIC Product into or utilization of any FIC service within any country other than the United States, excepting only withholding, employment, and payroll taxes relating to FIC's employees and employees of any FIC subcontractors: personal property taxes on FIC property, FIC corporate franchise Taxes or Taxes imposed on FIC’s net income by the United States and each state thereof (and their political subdivisions). FIC shall promptly remit to the appropriate tax authority all Taxes collected from Client on account of Client's tax obligations, if any, and FIC shall indemnify Client against any and all losses, costs, and expense (including reasonable attorneys' fees) which result from FIC's violation of its obligations under this section. If FIC receives a refund of any such Taxes attributable to amounts paid under the Agreement by Client, FIC shall pay such amount to Client within 30 days of receipt.

3. Confidential Information.

3.1 A party receiving Confidential Information under the Agreement is referred to as “Recipient,” and a party disclosing Confidential Information is referred to as “Discloser”. For the purposes of the Agreement, “Confidential Information” is described as follows and shall include any information which relate to: the financial and/or business operations of the Discloser, including, but not limited to, marketing and product plans, ideas, concepts, business plans, financial condition, employees, inventions, algorithms, model specifications, including but not limited to, model weights and attributes, decision technology and/or models, processes, designs, specifications, drawings, samples, improvements, developments, applications, engineering, manufacturing and marketing data and plans, software code (object and source), functionality, security procedures and approaches, know-how, customer names and information, experimental  work, distribution arrangements and trade secrets, and/or ideas. Recipient may use Confidential Information of the Discloser only for the purposes of exercising its rights and fulfilling its obligation under the Agreement.

3.2 Limitations on Disclosure and Use. Recipient agrees to use the same degree of care, but no less than a reasonable degree of care, to protect against the unauthorized disclosure or use of Discloser's Confidential Information as it uses to protect its own Confidential Information. Recipient agrees to disclose Confidential Information only to its employees or independent contractors who have a need to know for the above stated purpose, and who are bound by obligations of confidentiality no less restrictive than the terms of the Agreement. Recipient shall not remove any proprietary notices of Discloser from Discloser's Confidential Information.

3.3 Exclusion. Recipient shall have no obligation under the Agreement as to Confidential Information of Discloser which: (a) is known to Recipient at the time of disclosure; (b) is independently developed by Recipient without reference to or use of the Discloser's Confidential Information; (c) is obtained by Recipient without restriction on disclosure of use from another source without a breach of any obligation of confidentiality owed by such source to Discloser; or (d) is or becomes part of the public domain through no wrongful act of Recipient or any party that obtained the information from Recipient. If Recipient is served with any subpoena or other legal process or a court or governmental request or order requiring or purporting to require the disclosure of any of Discloser’s Confidential Information, Recipient shall, unless prohibited by law, promptly notify Discloser of such fact and cooperate fully (at Discloser’s expense) with the Discloser and its legal counsel in opposing, seeking a protective order, seeking to limit, or appealing any such legal process, request, or order to the extent deemed appropriate by the Discloser.

3.4 Injunctive Relief. The parties acknowledge that the remedies at law for breach of any covenant relating to the protection of Confidential Information may be inadequate, and each party shall be entitled to seek injunctive relief for any breach of the provision of the Agreement relating to the protection of its Confidential Information or intellectual property rights. Nothing contained in this Section shall be construed as limiting the parties' rights to any other remedies at law, including the recovery of damages for breach of the Agreement.

4. Ownership. FIC retains ownership of all materials developed or produced by FIC. For Services involving delivery of scores, Client agrees that the scores are the property of FIC and the Service grants only the authorization to access the scores under the terms set forth in this Agreement and the pertinent Order Form.

5. Termination or Expiration. A Order Form may be terminated by FIC after notifying the Client if: (i) the Client has failed to deliver any necessary data, information or specifications; or (ii) the Client is in breach of any other terms or conditions of this Agreement. Upon termination or expiration of the Agreement for any reason, all licenses granted shall terminate immediately and all support and maintenance obligations shall cease. Client shall immediately cease using all FIC product(s) and related documentation, shall remove all copies of the FIC product(s) and related documentation from Client's computers and systems, and shall either (i) destroy all copies of the FIC product(s), related documentation, and other confidential information in Client's possession; or (ii) return to FIC all copies of the FIC product(s), related documentation, and other FIC confidential information in Client's possession. Client shall provide to FIC a written certification signed by an authorized officer of Client certifying that Client has complied with the foregoing.

6.1 Warranties. Each party warrants that: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization; (ii) it has the corporate power and authority to enter into the Agreement and perform all of its obligations hereunder and under any Order Form.

6.2 Warranty(ies) Set Forth in Order Forms. All warranties applicable to an FIC product or any service to be performed by FIC will be set forth in the applicable Order Form(s).

6.3 WARRANTY DISCLAIMER. FIC does not warrant that any FIC Product will (i) meet Client's requirements, (ii) operate in combination with hardware, software, systems or data not expressly specified in writing by FIC, (iii) meet any performance level, resource utilization, response time, or system overhead requirements, or (iv) operate uninterrupted, free of errors, or without delay. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS HSA AND THE APPLICABLE ORDER FORM(S), FIC MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.

7. Limitation on Liability

7.1 LIMITATION ON TYPES OF DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL FIC BE LIABLE TO CLIENT FOR INDIRECT, SPECIAL, CONSEQUENTIAL (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS) OR

FIC Confidential Information

PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, EVEN IF FIC HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR EVEN IF SUCH DAMAGES WERE REASONABLY FORESEEABLE.

7.1 LIMIT ON MAXIMUM LIABILITY. IN NO EVENT SHALL FIC’S LIABILITY UNDER THE AGREEMENT EXCEED THE AMOUNT PAID BY CLIENT (EXCLUDING IMPLEMENTATION FEES AND REIMBURSED EXPENSES) FOR THE APPLICABLE FIC PRODUCT OR SERVICE DURING THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE OF THE CLAIM THAT GAVE RISE TO SUCH LIABILITY.

8. Separation of Responsibility. FIC is not responsible for delay or failure to perform due to causes beyond its reasonable control. FIC has no involvement in nor liability for any actions, delays, errors, misrepresentations, or failures to act on the part of any credit bureau, letter shop, list vendor, or other participant in any aspect of Client’s business. It is specifically agreed that Client is solely responsible for the determination of all Client criteria and score cutoffs and the communication and Verification of application of such cutoffs to and by the credit bureaus and other third party vendors of Client. Client certifies that it is solely responsible for obtaining all data and information required by FIC under the Order Form and, as applicable, has a permissible Purpose as required by the Federal Credit Reporting Act for obtaining any required data. FIC does not guarantee the accuracy or completeness of the credit bureau records which are scored using FIC models.

9. Indemnification. Client shall assume, pay, indemnify, defend, hold harmless and reimburse FIC and its successors and assigns for any and all liabilities, damages, claims, suits, judgments, losses, costs, and expenses (including reasonable attorney’s fees and court costs) directly or indirectly incurred by FIC in connection with any use of scores or other materials delivered hereunder.

10. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assigned or otherwise transferred by Client without the prior written consent of FIC. This Agreement will be binding upon and inure to the benefit of the parties’ successors and assigns. Client agrees that FIC shall have the right to perform any or all of its obligations hereunder or as required by law through any affiliate.

11. Publicity. FIC will not publicize or advertise this Agreement in internal business communications that are distributed throughout the company, in its advertising and promotional materials, or in communications with governmental agencies that are not, in FIC’s opinion, required by law, without Client’s prior written consent.

12. Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or other provisions hereof. If any court of competent jurisdiction finds any part or provision of this Agreement to be invalid or unenforceable, such findings shall have no effect on any other part or provision of this Agreement.

13. Miscellaneous. This Agreement constitutes the entire contract and final written expression of the parties with respect to the subject matter herein. Each party to this Agreement acknowledges that no representations, inducements, promises or Agreements, oral or otherwise made by any party, which are not embodied herein, shall be valid or binding. The prevailing party in an action to enforce the terms of this Agreement will be entitled to attorneys’ fees and costs. This Agreement may be modified only by writing signed by authorized representatives of both the parties and may not be unilaterally modified by terms in a purchase order. The parties hereto are independent contractors and do not and will not have an employer/ employee relationship. This Agreement is governed by the laws of the State of California, and the 1980 United Nations Convention on Contracts for the International Sale of Goods will not apply. In the case of any conflict between the provisions of this HSA and a given Order Form, with respect to the subject matter of the given Order Form, the provisions of the Order Form control.

14. Counterparts. This HSA and the Order Forms may be executed by the parties on separate counterparts or signature pages, which will be considered the same as if a single document had been executed. This HSA and the Order Forms will become a binding agreement when one or more of such counterparts or signature pages has been executed by each of the parties and delivered (including by facsimile transmission) to the other party. Each counterpart of this document containing the valid signatures (including those delivered by facsimile) of each of the parties will be deemed an original, and all such counterparts and signature pages, taken together, will be considered a single document.

15. Survival. The provisions of Sections 3 (Confidential Information), 4 (Ownership), 5 (Termination), 6.3 (Warranty Disclaimer), 7 (Limitation on Liability), 9 (Indemnification) and 13 (Miscellaneous), 15 (Survival) of this Agreement shall survive the termination or expiration of this Agreement.

IN WITNESS Whereof, FIC and Client have caused this Agreement to be signed in duplicate and delivered by their duly authorized representatives as of May 15, 2006 (“the Effective Date”)

CLIENT: FEDERATED INVESTORS INSURANCE COMPANY
BY:
NAME:	Thomas M. O’Leany
TITLE:	VP Underwriting
DATE:	10 May 2006

FAIR ISAAC CORPORATION
BY:
NAME:	Daniel S. Chelew
TITLE:	Vice President Financial Planning & Analysis
DATE:	May 15, 2006

Fair Isaac Corporation
Version 1.5 (8-Sep-05)

FIC Confidential Information